UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Whiting Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WHITING PETROLEUM CORPORATION

Supplement to Proxy Statement for

Annual Meeting of Stockholders to Be Held May 7, 2013

This Supplement to Proxy Statement is being made available to stockholders of Whiting Petroleum Corporation (“Whiting”) in connection with the solicitation by Whiting’s Board of Directors of proxies to be voted at the annual meeting of stockholders of Whiting to be held on Tuesday, May 7, 2013, at 10:00 a.m. Mountain Time, in the Grand Ballroom located in the Grand Hyatt Denver, at 1750 Welton Street, Denver, Colorado 80202, and any adjournment or postponement thereof (the “Annual Meeting”). This Supplement to Proxy Statement supplements the proxy statement, dated March 25, 2013 (the “Proxy Statement”), previously made available to Whiting’s stockholders.

This Supplement to Proxy Statement is being made available to Whiting’s stockholders on or about April 4, 2013 to clarify and provide additional information regarding the number of shares of common stock remaining under the Whiting Petroleum Corporation 2003 Equity Incentive Plan (the “Prior Plan”). On page 11 under “Approval of Whiting Petroleum Corporation 2013 Equity Incentive Plan – Background and Effect on Prior Plan” and on page 22 under “Approval of Whiting Petroleum Corporation 2013 Equity Incentive Plan – Equity Compensation Plan Information,” the Proxy Statement inadvertently referred to 227,046 shares remaining under the Prior Plan as of December 31, 2012. In both instances, the Proxy Statement should have stated the number of shares remaining under the Prior Plan as of December 31, 2012 was 1,178,071. As of April 2, 2013, there were only 372,146 shares remaining under the Prior Plan. If Whiting’s stockholders approve the Whiting Petroleum Corporation 2013 Equity Incentive Plan (as described in the Proxy Statement) at the Annual Meeting, then the Prior Plan will terminate on the date of stockholder approval and no new awards will be granted under the Prior Plan after its termination date.